Exhibit 10.56

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of June 20, 2007, among NOVAMED, INC., a Delaware corporation (“Borrower”), NATIONAL CITY BANK (“Agent”) and the Lenders signatory hereto.  Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

BACKGROUND

A.            Borrower, the Lenders signatory thereto and Agent are party to that certain Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 (as amended by that certain First Amendment to Credit Agreement and Consent to Acquisition dated as of May 31, 2007, the “Credit Agreement”).

B.            Borrower has requested that Agent and Lenders amend the Credit Agreement.

C.            Agent and Lenders are willing to enter into this Agreement to amend the Credit Agreement upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to Credit Agreement.

(a)           Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

“Call Option” means the call options, purchase rights or similar rights with respect to the common stock of the Borrower purchased by the Borrower on the issuance date of the Convertible Notes in connection with such issuance (including any rights of any counterparty to put any shares of common stock of the Borrower to the Borrower thereunder or any similar rights thereunder) in each case on terms and conditions substantially as set forth on Annex A hereto.

“Convertible Note Documents” means the Convertible Notes, the related indenture, the Call Options, the Warrants and all other definitive documents, instruments and agreements relating thereto, in each case to be entered into on terms and conditions substantially as set forth on Annex A hereto and as amended, modified, supplemented, refinanced and replaced in accordance with the provisions hereof.

“Convertible Notes” means the up to $75,000,000 in original principal amount of unsecured convertible senior subordinated notes due 2012 to be issued by the Borrower, as amended, modified, supplemented, refinanced or replaced in accordance with the provisions hereof.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of June 20, 2007 among Borrower, Agent and Required Lenders.

“Second Amendment Effective Date” has the meaning set forth in Section 4 of the Second Amendment.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Funded Debt (other than Indebtedness under the Convertible Notes, the Call Options and the Warrants) as of such date to (b) EBITDA for the period of the four fiscal quarters most recently ended.

“Warrants” means any call options, warrants, purchase rights or similar rights with respect to the common stock of the Borrower sold by the Borrower on the issuance date of the Convertible Notes in connection with such issuance and on terms and conditions substantially as set forth in Annex A.

(b)           Section 1.1 of the Credit Agreement is hereby further amended by adding the following new language to the definition of “Change of Control” immediately at the end thereof:

“or (c) the occurrence of any “Fundamental Change” (or comparable term) under, as defined in, the Convertible Notes Documents.”

(c)           Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Fixed Charges” therein and replacing it with the following new definition of “Fixed Charges”

“Fixed Charges” means, with respect to the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, (a) Consolidated Interest Expenses (including any interest expense with respect to the Convertible Notes Documents) for the period of four fiscal quarters ending on the date of determination plus (b) scheduled principal payments on Indebtedness required to be made in such period plus (c) rent expenses incurred by the Borrower and its Subsidiaries plus (d) any principal payments with respect to the Convertible Note Documents.

(d)           Section 1.1 of the Credit Agreement is hereby further amended by adding the following proviso at the end of clause (a) of the definition of “Indebtedness” therein:

“provided, for purposes of clarification, all obligations of the Borrower under the Convertible Notes Documents will be considered Indebtedness hereunder;”

(e)           Section 1.1 of the Credit Agreement is hereby further amended by replacing each reference to “Total Leverage Ratio” in the definition of “Permitted Acquisition” therein with a reference to “Senior Leverage Ratio”.

(f)            Section 3.2.1 of the Credit Agreement is hereby amended by deleting the text from the definition of “Applicable Margin” therein through the definition of “Level VI” and by replacing it with the following new text:

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“Applicable Margin” means on any date the applicable percentage set forth below based upon the Level as shown in the certificate then most recently delivered to the Lenders pursuant to Section 7.1.1(d):

Level	Base Rate	LIBOR Rate	Commitment Fee
I	.50%	2.50%	.250%
II	.50%	2.25%	.250%
III	.50%	2.00%	.250%
IV	.50%	1.75%	.250%
V	0%	1.25%	.200%

; provided, however that if the Borrower shall have failed to deliver to the Lenders by the date required hereunder any certificate pursuant to Section 7.1.1(d), then from the date such certificate was required to be delivered until the date of such delivery the Applicable Margin shall be deemed to be Level I.  Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such certificate is received by the Agent.  Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered certificate.

“Level” means, and includes, Level I, Level II, Level III, Level IV or Level V, whichever is in effect at the relevant time.

“Level I” shall exist at any time the Total Leverage Ratio is equal to or greater than 5.00:1.0.

“Level II” shall exist at any time the Total Leverage Ratio is less than 5.00:1.0 but equal to or greater than 3.50:1.0.

“Level III” shall exist at any time the Total Leverage Ratio is less than 3.50:1.0 but equal to or greater than 3.00:1.0.

“Level IV” shall exist at any time the Total Leverage Ratio is less than 3.00:1.0 but equal to or greater than 2.00:1.0.

“Level V” shall exist at any time the Total Leverage Ratio is less than 2.00:1.0.”

(g)           Section 6.22 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 6.22:

“Subordination Provisions.  The (A) subordination provisions contained in all notes, debentures and other instruments entered into or issued in respect of

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Subordinated Debt are enforceable against the issuer of the respective security and the holders thereof in accordance with their respective terms, and the Loans and all other Obligations are within the definitions of “Senior Indebtedness”, or other comparable definition, included in such provisions and (B) subordination provisions contained in the Convertible Notes Documents are enforceable against the holders thereof and the Loans and all other Obligations are “Senior Debt” (or other comparable definition) as defined in the Convertible Notes Documents and there is no Indebtedness other than the Loans and Obligations which is “Designated Senior Indebtedness” (or other comparable definition) of the Borrower outstanding.”

(h)           Section 7.2.2 of the Credit Agreement is hereby amended by deleting the “and” after clause (s) thereof, deleting the “.” at the end of clause (t) thereof and replacing it with a “; and” and by adding the following new clause (u) thereto:

“(u) unsecured Indebtedness of Borrower evidenced by the Convertible Notes as in effect on the date of their issuance or as permitted to be amended pursuant to the terms hereof; provided, that: the aggregate principal amount of all such Indebtedness evidenced by the Convertible Notes shall not exceed $75,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon calculated in the manner provided for in the Convertible Notes Documents as in effect on the date of the issuance thereof; provided, further that no Subsidiary of the Borrower or other Person in which the Borrower has any direct or indirect equity interest shall have any Contingent Liability with respect to or shall otherwise guarantee or pledge its assets to secure any Indebtedness under the Convertible Notes.”

(i)            Section 7.2.4 of the Credit Agreement is hereby amended by deleting clauses (a) and (b) thereof in their entirety and replacing it with the following new clauses (a) and (b):

“(a)         Its Net Worth as of the last day of each Fiscal Quarter to be less than 75% of the amount of its Net Worth existing on September 30, 2006, plus 50% of Net Income (without giving effect to any losses) for each Fiscal Quarter occurring after September 30, 2006, plus 50% of the net proceeds from any equity issuance by the Borrower or any of its Subsidiaries occurring since September 30, 2006 other than any equity issuance in connection with the Convertible Notes, plus 50% of any incremental additive equity associated with any Permitted Acquisition; provided, however, in the event that the Borrower determines that as a result of the issuance of the Convertible Notes, the Call Option or the Warrants its Net Worth is reduced (a “Net Worth Adjustment”), the minimum Net Worth required to be maintained by Borrower pursuant to this clause (a) shall be reduced to reflect the impact of the Net Worth Adjustment in an amount agreed to by Agent provided that such amount shall at no time be less than $45,500,000, plus 50% of Net Income (without giving effect to any losses) for each Fiscal Quarter occurring after March 31, 2007, plus 50% of the net proceeds from any equity issuance by the Borrower or any of its Subsidiaries occurring since March 31, 2007 other than any

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equity issuance in connection with the Convertible Notes, plus 50% of any incremental additive equity associated with any Permitted Acquisition.

(b)           (x) the Total Leverage Ratio as of the end of each Fiscal Quarter for the twelve month period preceding such date to be greater than (i) for each Fiscal Quarter from and including June 30, 2007 through and including September 30, 2008, 5.75:1.00; and (ii) for the Fiscal Quarter ended December 31, 2008 and for each Fiscal Quarter thereafter, 5.50:1.00 and (y) the Senior Leverage Ratio as of the end of each Fiscal Quarter for the twelve month period preceding such date to be greater than (i) for each Fiscal Quarter from and including June 30, 2007 through and including September 30, 2008, 3.75:1.00; and (ii) for the Fiscal Quarter ended December 31, 2008 and for each Fiscal Quarter thereafter, 3.50:1.00.”

(j)            Section 7.2.5(k) of the Credit Agreement is hereby amended by deleting the reference to “Total Leverage Ratio” and replacing it with a reference to “Senior Leverage Ratio”.

(k)           Section 7.2.5. of the Credit Agreement is hereby amended by adding the following new language immediately at the end thereof:

“Notwithstanding anything else herein to the contrary, the Borrower may enter into the Call Option and issue the Warrants on the date of the issuance of the Convertible Notes.”

(l)            Section 7.2.6 of the Credit Agreement is hereby amended by adding the following new clause (f) thereto:

“(f) The Borrower will not and will not permit any Subsidiary to directly or indirectly make any payment, prepayment, redemption, conversion to cash, defeasance or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of, any Convertible Notes or Convertible Note Documents other than (A) fees and expenses paid by Borrower on the date of issuance of the Convertible Notes; (B) subject to the subordination provisions of the Convertible Notes, regularly scheduled payments of interest and fees on the Convertible Notes at rates and in amounts not to exceed the rates and amounts required by the Convertible Notes Documents on the date hereof, (C) subject to the subordination provisions of the Convertible Notes, payments of contingent interest or additional amounts payable upon any default or event of default or similar event under the Convertible Notes Documents and payments of principal in respect of the Convertible Notes upon any conversion or required repurchase of the Convertible Notes as required by the terms of the Convertible Notes Documents so long as, in the case of any payment prior to February 6, 2012, (x) no Default or Event of Default then exists or would result therefrom and (y) the Borrower shall have delivered to the Agent a certificate demonstrating that after giving effect to such conversion or payment (and the incurrence of any Indebtedness in connection therewith) Borrower would have been in compliance with the financial covenants in Section 7.2.4 for the most recent Fiscal Quarter for which Borrower has delivered financial statements to the Agent on a pro forma basis deeming such payments to have been made on the last day of such Fiscal Quarter and (D) subject to the

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subordination provisions of the Convertible Notes payments of principal in respect of the Convertible Notes upon their scheduled maturity (which scheduled maturity shall not be prior to June 1, 2012).”

(m)          Section 7.2.6 of the Credit Agreement is hereby further amended by adding the following language immediately at the end of such Section:

“Notwithstanding anything else in this Section 7.2.6 of the Credit Agreement, Borrower may issue its common stock (and pay cash in lieu of issuing fractional shares) as required by the Convertible Notes Documents including the Call Option and Warrants.”

(n)           Section 7.2.9(b). of the Credit Agreement is hereby amended by adding the following new language immediately at the end thereof:

“Notwithstanding anything else herein to the contrary, the Borrower may enter into the Call Option and issue the Warrants on the date of the issuance of the Convertible Notes and Borrower may issue its common stock (and pay cash in lieu of issuing fractional shares) as required by the Convertible Notes Documents, the Call Option and Warrants.”

(o)           Section 7.2.10 of the Credit Agreement is hereby further amended by adding the following new language immediately at the end of such Section:

“Borrower shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of any of the Convertible Notes Documents or any related agreements, documents and instruments without the consent of the Required Lenders, except that Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to extend the maturity thereof or to reduce the interest rate or any fees in connection therewith.”

(p)           A new Section 8.1.13 is hereby added to the Credit Agreement to read as follows:

“8.1.13 Subordination Provisions of Convertible Notes.  (a) Any of the Obligations shall fail to be “Senior Debt” (or any comparable term) under and as defined in, the Convertible Notes Documents; (b) any Indebtedness, other than the Obligations, shall constitute “Designated Senior Debt” (or any comparable term) under, and as defined in, the Convertible Notes Documents; or (c) the subordination provisions of the Convertible Notes Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Convertible Notes.”

2.             Consent.  The Agent and Lenders hereby consent to the issuance by the Borrower of the Convertible Notes and to the Borrower entering into the transactions contemplated by the Convertible Notes Documents and to the terms and conditions of the Convertible Notes Documents on the Second Amendment Effective Date provided that the Net Available Proceeds after payment for the Call Option are applied to reduce outstanding Obligations under the Credit

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Agreement as required by Section 2.2.2(c) of the Credit Agreement without a permanent reduction in the Revolving Commitment.

3.             Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Agent and the Lenders that the execution, delivery and performance by Borrower of this Agreement is within its corporate powers, as applicable, has been duly authorized by all necessary corporate action and does not and will not violate or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws or other organizational document of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the effects of general principles of equity.  Borrower hereby further represents and warrants that, as of the Second Amendment Effective Date, the Borrower and its Subsidiaries are Solvent on a consolidated basis and the Borrower acknowledges that its warranties and representations contained in the Credit Agreement and the other Loan Documents, are true and correct in all material respects both before and after the Second Amendment Effective Date (both before and after giving effect to the transactions contemplated hereby) with the same effect as though made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

4.             Conditions.  The effectiveness of the consent and amendments stated in this Agreement is subject to each of the following conditions precedent (the date of consummation of which shall be the “Second Amendment Effective Date”):

 (A)         Agreement.  Agent shall have received counterparts of this Agreement duly executed by Borrower, Agent and the Required Lenders.

 (B)          No Default.  After giving effect to this Agreement, and the waivers contained herein no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

 (C)          Warranties and Representations.  The warranties and representations of the Credit Parties contained in this Agreement, the Credit Agreement and the other Loan Documents, shall each be true and correct in all material respects as of the Second Amendment Effective Date hereof, with the same effect as though made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

 (D)         Payment of Expenses.  Borrower shall have paid all reasonable out of pocket expenses (including reasonable attorney’s fees) of Agent in connection with this Agreement.

 (E)          Amendments to Collateral Documents.  Borrower and the Credit Parties shall have delivered such amendments to the Collateral Documents (and shall have reaffirmed all

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obligations thereunder) as are reasonably requested by the Agent and the Agent shall have filed any UCC amendments necessary to reflect such amendments.

(F)           Issuance of Convertible Notes.  The Convertible Notes shall have been issued on the terms set forth in the Convertible Notes Documents.

 (G)          Additional Deliveries.  Borrower and the other Credit Parties shall have executed and delivered such additional certificates, documents, amendments to other Loan Documents and financing statements as Agent may require in connection with the transactions contemplated by this Agreement.

5.             Condition Subsequent.

Within five days of the Second Amendment Effective Date, Borrower shall pay to the Agent (i) the fees for the benefit of Agent set forth in that certain Fee Letter dated as of June 14, 2007 and (ii) for the benefit of each Lender executing this amendment by 5:00 p.m. (New York time) on June 20, 2007 an amendment fee in an amount equal to 5 bps multiplied by such Lender’s Revolving Commitment.

6.             Miscellaneous.

(A)          Captions.  Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(B)           Governing Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of laws principles.

(C)           Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

(D)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(E)           References.  Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

(F)           Effectiveness of Agreement.  The Agent and Required Lenders hereby acknowledge and agree that upon the satisfaction of the conditions to effectiveness in Section 4 of this Agreement (including the execution of this Agreement by the Borrower, Agent and Required Lenders), this Agreement will be effective to amend the Credit Agreement as set forth herein.

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(G)           Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement.  The parties hereto expressly do not intend to extinguish the Credit Agreement.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, which is evidenced by the Notes and secured by the Collateral.  The Credit Agreement as amended hereby and each of the other Loan Documents remains in full force and effect.

[Signature Pages Follow]

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

NOVAMED, INC.

By:	/s/ Scott T. Macomber
Name:	Scott T. Macomber
Title:	Executive Vice President and
Chief Financial Officer

NATIONAL CITY BANK,
Individually as a Lender, as Letter of Credit
Issuer and as Agent

By	/s/ James M. Kershner
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION
Individually as a Lender

By	/s/ Sam L. Dendrinos
Title: Senior Vice President

THE NORTHERN TRUST COMPANY
Individually as a Lender

By	/s/ Phillip N. McCaulay
Title: Second Vice President

ASSOCIATED BANK, N.A.
Individually as a Lender

By
Title:

CHARTER ONE BANK
Individually as a Lender

By	/s/ Richard H. Ault
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Individually as a Lender

By
Title:

BMO CAPITAL MARKETS FINANCING, INC.
Individually as a Lender

By	/s/ Michael D. Pincus
Title: Managing Director

ANNEX A TO SECOND AMENDMENT

PURCHASE OF CONVERTIBLE NOTE HEDGE AND SALE OF WARRANTS

Concurrently with the pricing of the notes, we have entered into a privately-negotiated convertible note hedge transaction with respect to our common stock (the “purchased call options”) with Deutsche Bank AG (the “counterparty”). The purchased call options will cover, subject to customary anti-dilution adjustments substantially identical to those in the notes, approximately 11.8 million shares of our common stock. Separately and concurrently with entering into the purchased call options transaction, we also intend to enter into a warrant transaction with the counterparty with respect to our common stock, whereby we will sell to the counterparty warrants to acquire, subject to customary anti-dilution adjustments, approximately 11.8 million shares of our common stock (the “sold warrants”). The exercise price of the sold warrants will be $8.31 per share. The sold warrants expire after the purchased call options. If the underwriter exercises its over-allotment option to purchase additional notes, we may amend the purchased call options and the sold warrants to increase the shares underlying each such transaction by an amount equal to the number of shares initially issuable upon conversion of the additional notes, subject to certain exceptions.

The purchased call options and the sold warrants are separate transactions, each entered into by us with the counterparty, are not part of the terms of the notes and will not affect the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the purchased call options or the sold warrants.

The purchased call options are expected to reduce the potential dilution to our common stock upon any conversion of the notes in the event that the market value per share of our common stock, as measured under the purchased call options, at the time of exercise is greater than the strike price of the purchased call options, which corresponds to the initial conversion price of the notes and is similarly subject to certain customary adjustments. If, however, the volume-weighted average price per share of our common stock exceeds the strike price of the sold warrants when the sold warrants are exercised, we will be required to issue shares of our common stock to the counterparty, and those issuances will have a dilutive effect on our earnings per share.

For a discussion of hedging arrangements that may be entered into in connection with these purchased call options and sold warrants, see “Risk Factors—Risks Related to the Notes and Our Common Stock—The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock.”

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture, to be dated as of the date we consummate the offer, among us and LaSalle Bank National Association, as trustee, as supplemented by a first supplemental indenture, also dated as of the date we consummate the offer, among the same parties (together, the “indenture”).

The following summarizes some, but not all, of the provisions of the notes and the indenture. We urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Where You Can Find More Information.”

In this section entitled “Description of the Notes,” when we refer to “NovaMed,” “we,” “our” or “us,” we are referring to NovaMed, Inc. and not any of its subsidiaries.

General

We will issue $75,000,000 (giving effect to the underwriter’s exercise in full of its overallotment option) aggregate principal amount of notes. The notes will be convertible into cash and common stock, if any, as described under “—Conversion of Notes.” They will be issued only in denominations of $1,000 and in multiples of $1,000. They will mature on June 15, 2012, unless earlier converted by you or purchased by us at your option upon the occurrence of a fundamental change (as defined below). The notes are not subject to redemption at our option prior to maturity.

The notes will be our general unsecured obligations. They will rank subordinate to all senior indebtedness of the company, including debt outstanding under our senior credit facility, and pari passu or senior to all other subordinated indebtedness of the company. In addition, the notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries. See “Risk Factors—Risks Relating to the Notes and our Common Stock—Your right to receive payments on the notes is junior to our existing senior indebtedness and all additional senior indebtedness we incur.”  Assuming that we had completed the offering of these notes and applied the net proceeds as described under “Use of Proceeds,” we would have had total senior indebtedness of approximately $8.7 million as of March 31, 2007; we subsequently borrowed an additional $24.6 million in conjunction with our acquisition of Surgery Center of Kalamazoo, LLC. The indenture will not limit the amount of additional indebtedness, including senior indebtedness, that we can create, incur, assume or guarantee.

Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected by the indenture in the event of a highly leveraged transaction, a change in control of NovaMed or a termination in the trading of our common stock, except to the extent described under “—Purchase of Notes at Your Option Upon a Fundamental Change” and “—Conversion of Notes—Conversion Upon Specified Corporate Transactions.”

We will pay interest on the notes at a rate of 1.0% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a business day, the immediately following business day (each, an “interest payment date”), commencing December 15, 2007 to holders of record at the close of business on the record dates described below. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase by us at the option of the holder, interest ceases to accrue on the notes under the terms of and subject to the conditions of the indenture.

For so long as the notes are held in book-entry only form, interest is payable on each payment date to the person in whose name a given note is registered at the close of business on the business day before the interest payment date. In the event that the notes do not remain in book-entry only form or are not in the form of a global certificate, the record dates will be June 1 and December 1 preceding the applicable June 15 and December 15 interest payment date, respectively. A “business day” is any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York or the state in which the corporate trust office is located are not required to be open.

We may, without the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered by this prospectus supplement in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless they are fungible with the notes offered by this prospectus supplement for U.S. federal income tax purposes. The notes offered by this prospectus supplement and any such additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

We will maintain an office in the City of New York where the notes may be presented for registration of transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully-registered book-entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Subordination

The notes will be subordinated in right of payment to all of our existing and future senior indebtedness on the terms set forth below. The indenture does not restrict the amount of indebtedness, including senior indebtedness, that we or any of our subsidiaries may incur. The notes will rank pari passu with all other existing and future senior subordinated indebtedness of the company and will be senior in right of payment to all of our future obligations that may be designated as subordinated to the notes.

No payment on account of principal of, redemption of, interest (including contingent interest and additional amounts, if any) on or any other amounts due with respect to the notes, including, without limitation, any payments of cash upon conversion, and no redemption, repurchase or other acquisition of the notes may be made if:

•       default in the payment of any “designated senior indebtedness” occurs and is continuing beyond any applicable period of grace (a “payment default”); or

•       a default other than a payment default occurs and is continuing that permits the holders of designated senior indebtedness (or any agent acting on their behalf) to accelerate its maturity, and the trustee receives a notice of such default (a “payment blockage notice”) from any representative of such holders of the designated senior indebtedness (a “non-payment default”).

As used herein, “designated senior indebtedness” means our senior credit facility and any other senior indebtedness of the company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20.0 million and is specifically designated by the company in the instrument evidencing or governing such senior indebtedness as “designated senior indebtedness.”

We may resume payments and distributions on the notes:

•       in case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•       in the case of a non-payment default, upon the earliest of (x) the date on which such non-payment default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the designated senior indebtedness, or (y) 179 days from the date the payment blockage notice is received, unless the maturity of the designated senior indebtedness has been accelerated, in which case the immediately preceding bullet point shall become applicable.

Notwithstanding the foregoing, not more than one payment blockage notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to designated senior indebtedness during such period. No default which existed or was continuing on the date of the delivery of any payment blockage notice with respect to the designated senior indebtedness whose holders delivered the payment blockage notice may be made the basis of a subsequent payment blockage notice by the holders of such designated senior indebtedness, whether or not within a period of 365 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

Upon any distribution of our assets in connection with any dissolution, winding-up, liquidation or reorganization of us, all senior indebtedness must be paid in full in cash or otherwise satisfactory to the holders of senior indebtedness before the holders of the notes are entitled to any payments whatsoever (except that the holders of notes may receive capital stock and debt obligations that are subordinated to the senior indebtedness to substantially the same extent or to a greater extent as the notes are so subordinated).

As a result of these subordination provisions, in the event of our insolvency, holders of the notes may recover ratably less than the holders of our senior indebtedness. Assuming that we had completed the offering of these notes and applied the net proceeds as described under “Use of Proceeds”, as of March 31, 2007, the company would have had total senior indebtedness of approximately $8.7 million; we subsequently borrowed an additional $24.6 million in conjunction with our acquisition of Surgery Center of Kalamazoo, LLC . The indenture will not limit the amount of additional indebtedness, including senior indebtedness, that we can create, incur, assume or guarantee.

If the payment of the notes is accelerated because of an event of default as described under “—Events of Default; Notice and Waiver” below, we shall promptly notify the holders of senior indebtedness or the trustee or other representatives for the holders of the senior indebtedness of the acceleration. We may not pay the notes until five business days after the holders or trustee(s) or other representatives for the holders of senior indebtedness receive notice of the acceleration and after which we may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

If the trustee or any holder of notes receives any payment or distribution of our assets of any kind in contravention of any of the subordination terms of the indenture, whether in cash, property or securities, including, without limitation by way of set-off or otherwise, in respect of the notes before all senior indebtedness is paid in full in cash or as otherwise acceptable to holders of the senior indebtedness, then the payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness, and will be immediately paid over or delivered to the holders of senior indebtedness or their representative or representatives to the extent necessary to make payment in full of all senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of senior indebtedness.

No Layering of Indebtedness

We will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior indebtedness of the company and senior in right of payment to the notes. For purposes of the foregoing, for the avoidance of doubt, no indebtedness shall be deemed to be subordinated in right of payment to any other indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of structural subordination.

Other than as set forth in the preceding paragraph, the indenture does not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee.

Conversion of Notes

General

Holders may surrender notes for conversion at any time prior to the close of business on December 15, 2011 (six months prior to the maturity date), and receive the consideration described below under “—Payment Upon Conversion,” only if any of the following conditions is satisfied:

•       during any calendar quarter commencing after the date of original issuance of the notes, if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price of the notes in effect on that last trading day;

•       during the ten consecutive trading-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 97% of the closing sale price of our common stock on such date multiplied by the then current conversion rate; or

•       if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock is not approved for listing on NASDAQ and is not listed for trading on another U.S. national securities exchange.

We describe each of these conditions in greater detail below.

Notes that are validly surrendered for conversion will be deemed to have been converted immediately prior to the close of business on the conversion date and the converting holder will be treated as a shareholder of record of NovaMed as of that time.

However, after December 15, 2011, holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date regardless of whether any of the foregoing conditions is satisfied.

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest, except that we will pay, on the maturity date, accrued and unpaid interest on any notes surrendered on or prior to the 55th scheduled trading day prior to the stated maturity date to the converting holder notwithstanding such conversion. Our delivery to the holder of cash and shares, if any, of our common stock into which the note is convertible will be deemed to satisfy our obligation with respect to such note. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment need be made (1) if we have specified a purchase date following a fundamental change that is after a record date and on or prior to the next interest payment date, (2) with respect to any notes surrendered for conversion following the record date for the payment of interest immediately preceding the stated maturity date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Conversion Upon Satisfaction of Market Price Condition

Holders may surrender notes for conversion during any calendar quarter commencing after the date of original issuance of the notes if the closing sale price (as defined below) of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs, is more than 120% of the conversion price of the notes in effect on that last trading day.

The “closing sale price” of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national securities exchange, as reported by the National Quotation Bureau Incorporated.

A “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) NASDAQ or, if our common stock is not listed on NASDAQ, the principal other U.S. national securities exchange on which our common stock is then listed is open for trading or, if our common stock is not so listed, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by NASDAQ or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Conversion Upon Trading Price of Notes Falling Below Conversion Value of the Notes

If the trading price (as defined below) for the notes on each trading day during any five consecutive trading-day period was less than 97% of the closing sale price of our common stock on such date multiplied by the then current conversion rate, as determined following a request in accordance with the procedures described below, a holder may surrender notes for conversion at any time during the following 10 trading days.

Upon request, the conversion agent (which shall initially be the trustee) will, on our behalf, determine if the notes are convertible and will notify us and the trustee accordingly. The conversion agent shall have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we shall have no obligation to make such request unless the trustee, acting at the request of one or more holders holding in the aggregate at least $2,000,000 in principal amount of the notes, provides us with reasonable evidence that the trading price of the notes on any trading day would be less than 97% of the product of the then current conversion rate times the closing sale price of our common stock on that date. At such time, we shall instruct the conversion agent to determine the trading price of the notes beginning on such trading day and on each successive four trading days.

“trading price” means, on any date of determination, the average of the secondary bid quotations per note obtained by the conversion agent for $1,000,000 principal amount of the notes at approximately

3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers we select; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination the conversion agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of the notes from an independent nationally recognized securities dealer, then the trading price of the notes on such date of determination will be deemed to be less than 97% of the conversion value.

Conversion Upon Specified Corporate Transactions

If we elect to distribute to all or substantially all holders of our common stock:

•       specified rights or warrants entitling them to subscribe for or purchase our common stock at less than the current market price (as defined in the indenture) on the record date for such issuance or

•       cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in clauses (1) or (3) of the description below under “—Conversion Price Adjustments”), which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 10% of the current market price of our common stock as of the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place.

In addition, in the event of a fundamental change (as defined under “—Purchase of Notes at Your Option Upon a Fundamental Change”), a holder may surrender notes for conversion at any time from or after the date which is 40 days prior to the anticipated effective time of the fundamental change until the close of business on the second trading day immediately preceding the fundamental change purchase date (as defined under “—Purchase of Notes at Your Option Upon a Fundamental Change”). The holder may also require us to purchase all or a portion of its notes upon the occurrence of a fundamental change as described under “—Purchase of Notes at Your Option Upon a Fundamental Change.”  To the extent practicable, we will give notice to holders of the anticipated effective date for a fundamental change not more than 70 days nor less than 40 days prior to the anticipated effective date.

Holders will also have the right to surrender notes for conversion if we are a party to a combination, merger, binding share exchange or sale or conveyance of all or substantially all of our property and assets that does not also constitute a fundamental change (a “transforming transaction”), in each case pursuant to which our common stock would be converted into cash, securities or other property. In such event, holders will have the right to surrender notes for conversion at any time from or after the date which is 15 days prior to the date that is the actual effective date of such transaction and ending on the 15th day following the effective date of such transaction. We will notify holders at least 20 days prior to the anticipated effective date of such transaction. If the transaction also constitutes a fundamental change, in lieu of the conversion right described in this paragraph, holders will have the conversion right described in the preceding paragraph and will have the right to require us to purchase their notes as set forth below under “—Purchase of Notes at Your Option Upon a Fundamental Change.”

Conversion after December 15, 2011

After December 15, 2011 (six months prior to the maturity date) and on or prior to the close of business on the business day immediately prior to the stated maturity date, holders may surrender their notes for conversion regardless of whether any of the conditions described in “—Conversion Upon Satisfaction of Market Price Condition,” “—Conversion Upon Trading Price of Notes Falling Below Conversion Value of the Notes,” or “—Conversion Upon Specified Corporate Transactions” has been satisfied.

Payment Upon Conversion

Each $1,000 principal amount of notes surrendered on or prior to the fifty-fifth scheduled trading day prior to the stated maturity date will be converted into cash and shares of our common stock, if any, based on an amount, which we refer to as the “daily conversion value,” calculated for each of the 50 trading days beginning on the third trading day immediately following the conversion date, which we refer to as the “conversion period.” The daily conversion value for each trading day during the conversion period for each $1,000 aggregate principal amount of notes is equal to one-fiftieth of the product of the then applicable conversion rate multiplied by the volume weighted average price (as defined below) of our common stock on that day.

For each $1,000 aggregate principal amount of notes surrendered for conversion prior to the close of business on the fifty-fifth scheduled trading day prior to the stated maturity date, we will deliver for each trading day during the conversion period:

(1)           if the daily conversion value for such trading day for each $1,000 aggregate principal amount of notes exceeds $20.00, (a) a cash payment of $20.00 and (b) the remaining daily conversion value, which we refer to as the “daily net share settlement value,” in shares of our common stock (subject to our right to deliver cash in lieu of all or a portion of those shares as described below); or

(2)           if the daily conversion value for such trading day for each $1,000 aggregate principal amount of notes is less than or equal to $20.00, a cash payment equal to the daily conversion value.

We refer to the total of the daily net share settlement values for the 50 trading days within the conversion period as the “residual amount.”

The number of shares of common stock to be delivered under clause 1(b) above will be determined by dividing the daily net share settlement value by the volume weighted average price of our common stock for that trading day.

We may elect to deliver cash (rather than shares of common stock) in respect of some or all of the residual amount for any notes that are converted by notice to the holders of the notes. This election, however, will only apply to conversions with a conversion period beginning after we have announced that we have elected cash settlement and specified the percentage (the “cash percentage”) of the residual amount that we will settle in cash. We must settle 100% of the residual amount for any other notes converted with shares of our common stock. We will make any announcement of an election to deliver cash by providing notice to the holders of the notes and the trustee, issuing a press release containing the relevant information and making this information available on our website.

If we do not elect cash settlement of some or all of the residual amount, we will determine the number of shares of common stock to be delivered in respect of the daily net share settlement value for each trading day within the conversion period for any notes that are converted by dividing the daily net share settlement value by the volume weighted average price of our common stock for that trading day.

Alternatively, if we do elect cash settlement of some or all of the residual amount, we will deliver in respect of each trading day in the applicable conversion period:

•                   cash in an amount equal to the product of: (1) the cash percentage and (2) the daily net share settlement value; and

•                   a number of shares of our common stock equal to the product of (1) 100% minus the cash percentage times (2) the daily net share settlement value for the trading day divided by the daily “volume weighted average price” (as defined below) of our common stock on such trading day.

If a holder surrenders for conversion a note at any time after the fifty-fifth scheduled trading day prior to the maturity date and on or prior to the close of business on the business day immediately prior to the maturity date:

•                   the holder will be deemed to have surrendered such note as of the business day immediately prior to the maturity date;

•                   the conversion period for such note will commence on the 51st scheduled trading day immediately prior to the maturity date;

•                   in lieu of receiving cash as provided for above, the holder shall receive, for each $1,000 principal amount note surrendered, $1,000 on the maturity date; and

•                   we will deliver shares (or cash, if we have so elected) representing the residual amount calculated as described above on the third business day following the last day of the conversion period.

The conversion rate with respect to a note is initially approximately 156.9612 shares of our common stock. The conversion rate of a note is equal to $1,000 divided by the then applicable conversion price at the time of determination. The conversion price is subject to adjustment as described under “—Conversion Price Adjustments.” Accordingly, an adjustment to the conversion price will result in a corresponding (but inverse) adjustment to the conversion rate. The initial conversion price for each $1,000 aggregate principal amount of notes is $6.371 per share of our common stock.

No fractional shares will be issued upon conversion; in lieu thereof, a holder that would otherwise be entitled to fractional shares of our common stock will receive a number of shares of our common stock equal to the aggregate of the fractional shares otherwise deliverable for each trading day during the conversion period (rounding down to the nearest whole number) and cash equal to the remainder multiplied by the volume weighted average price of our common stock on the last trading day of the conversion period.

For purposes of this section, “—Payment Upon Conversion,” “volume weighted average price” per share of our common stock (or any security into which our common stock has been converted in connection with a fundamental change or transforming transaction) on any trading day means the volume weighted average price on the principal exchange or over-the-counter market on which our common stock (or other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day as displayed under the heading “Bloomberg VWAP” on Bloomberg Page NOVA Q Equity AQR (or the Bloomberg Page for any security into which our common stock has been converted in connection with a fundamental change), or if such volume weighted average price is not available, our board of directors’ reasonable, good faith estimate of the volume weighted average price of the shares of our common stock, or other security, on such trading day.

We will deliver the cash and any shares of our common stock (including cash in lieu of fractional shares) deliverable upon conversion of the notes three business days after the last trading day in the applicable conversion period, through the conversion agent. If a holder surrenders a note for conversion in connection with a qualifying fundamental change (as described under “—Adjustment to Shares Delivered Upon Conversion Upon a Qualifying Fundamental Change”), however, we will deliver the portion of the conversion consideration that is payable on account of the increase in the conversion rate on the third business day after the later of:

•                         the date the holder surrenders the note for conversion;

•                         the last trading day in the applicable conversion period; and

•                         the effective date of the qualifying fundamental change.

As a result, holders converting in connection with a qualifying fundamental change may receive conversion consideration in two payments rather than one.

Generally, the conversion date will be the date on which the notes and all of the items required for conversion shall have been delivered as described under “—Conversion Procedures” below and the requirements for conversion have been met, if all requirements for conversion shall have been satisfied by 11:00 a.m. New York City time on such day, and in all other cases, the conversion date shall be the next succeeding business day. However, as described above, if a holder surrenders for conversion a note at any time after the fifty-fifth scheduled trading day prior to its stated maturity, the conversion date will be deemed to be the business day immediately preceding the note’s stated maturity date.

Payment Upon Conversion Upon a Fundamental Change.   If a holder converts any of its notes at any time beginning 40 days before the scheduled effective date of a fundamental change and ending at the closing of business on the second trading day immediately preceding the related fundamental change purchase date, the holder will receive:

•                   if the notes are surrendered for conversion at any time on or after the date of payment of consideration in connection with a change in control, cash and, with respect to the daily net share settlement value (if any), the kind of securities and other assets or property received by holders of our common stock in the change in control; or

•                   in all other events, cash or a combination of cash and common stock, as described above under ‘‘—Payment Upon Conversion”;

in each case, taking into account any additional shares by which the conversion rate is increased as a result of any qualifying change in control.

Conversion Price Adjustments

The conversion price will be adjusted:

(1) upon the issuance of shares of our common stock as a dividend or distribution on shares of our common stock;

(2) upon the subdivision or combination of our outstanding common stock;

(3) upon the issuance to all or substantially all holders of our common stock of rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase shares of our common stock, or securities convertible into our common stock, at a price per share or a conversion price per share less than the current market price per share on the trading day immediately preceding the “ex” date (as defined below) for the issuance, provided that the conversion price will be readjusted to the extent that the rights or warrants are not exercised prior to this expiration or are not distributed;

(4) upon the distribution to all or substantially all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

•                  dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

•                  dividends or distributions exclusively in cash referred to in clause (5) below; and

•                  distribution of rights to all or substantially all holders of common stock pursuant to an adoption of a shareholder rights plan;

(5) upon the occurrence of any cash dividends or other cash distributions to all or substantially all holders of our common stock (other than (x) payments described in clause (6) below or (y) any dividend or distribution in connection with our liquidation, dissolution or winding up), in which event the conversion price shall be reduced so that it equals the price determined by multiplying the conversion price in effect on the trading day immediately preceding the “ex” date with respect to the cash distribution or dividend by a fraction,

(a) the numerator of which will be the closing sale price of a share of our common stock as of the trading day immediately preceding the “ex” date with respect to the dividend or distribution less the amount of the dividend or distribution, and

(b) the denominator of which will be the closing sale price of a share of our common stock as of the trading day immediately preceding the “ex” date with respect to the dividend or distribution;

(6) upon the purchase of our common stock pursuant to a tender offer made by us or any of our subsidiaries at a price per share in excess of the current market price for one share of our common stock on the last date tenders may be made pursuant to the tender offer, which we refer to as the “expiration date,” in which case, immediately prior to the opening of business on the day after the expiration date, the conversion price shall be reduced so that it equals the price determined by multiplying the conversion price in effect immediately prior to the close of business on the expiration date by a fraction,

(a) the numerator of which will be the product of the number of shares of our common stock outstanding (including tendered shares but excluding any shares held by us in treasury) immediately before the last time tenders may be made pursuant to the tender offer, which we refer to as the “expiration time,” multiplied by the current market price per share of our common stock on the trading day next succeeding the expiration date; and

(b) the denominator of which will be the sum of (x) the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the expiration date, which we refer to as the “purchased shares,” and (y) the product of the number of shares of our common stock outstanding (less any purchased shares and excluding any shares held by us in treasury) immediately after the expiration time and the current market price per share of our common stock on the trading day next succeeding the expiration date; and

(7) upon a payment in respect of a purchase of our common stock by us (or one of our subsidiaries), the consideration for which exceeds the then-prevailing market price of our common stock (such amount, the “purchase premium”), which purchase, together with any other purchases of our common stock by us (or one of our subsidiaries) involving a purchase premium concluded within the preceding 12 months not triggering a conversion price adjustment, results in the payment by us of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of our common stock, the conversion price shall be reduced so that it equals the price determined by multiplying the conversion price in effect immediately prior to the close of business on the trading day of the purchase triggering the adjustment by a fraction,

(a) the numerator of which will be (x) the subsequent market price of our common stock, minus (y) the quotient of (i) the aggregate amount of all of the purchase premiums paid in connection with such purchases and (ii) the number of shares of common stock outstanding on the day following the date of the purchase triggering the adjustment, as determined by our board of directors; and

(b) the denominator of which will be the subsequent market price of our common stock;

provided that the purchases of our common stock effected by us or our agent in conformity with Rule 10b-18 under the Exchange Act (or any successor provision) will not be included in any adjustment to the conversion rate made under this clause (7).

For purposes of this clause (7):

•                   the “market capitalization” will be calculated by multiplying the subsequent market price of our common stock by the number of shares of common stock then outstanding on the date of the purchase triggering the adjustment immediately prior to such purchase;

•                   the “subsequent market price” will be the opening sale price on the trading day following the date of the purchase triggering the adjustment; and

•                   in determining the purchase premium, the “then-prevailing market price” of our common stock will be the average of the closing sale prices of our common stock for the five consecutive trading days ending on the relevant purchase date.

If a payment would cause an adjustment to the conversion rate under both clause (6) and clause (7), the provisions of clause (7) shall control.

“current market price” means, with respect to any date of determination, the closing sale price of our common stock on the date of determination. For purposes hereof, the term “ex” date, when used with respect to any dividend or distribution, means the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution.

“dividend adjustment amount” means the full amount of the dividend or distribution to the extent payable in cash applicable to one share of our common stock.

To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the rights plan, whether or not the rights have separated from the common stock at the time of conversion, subject to certain limited exceptions.

The applicable conversion rate will not be adjusted:

•                   upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•                   upon the issuance of any share of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•                   upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•                   for a change in the par value of the common stock; or

•                   for accrued and unpaid interest and additional interest, if any, on notes that are converted.

In the event of:

•                   any reclassification of our common stock;

•                   a consolidation, merger or combination involving NovaMed; or

•                   a sale or conveyance to another person of the property and assets of NovaMed as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of notes will generally be entitled to convert their notes, subject to the conditions described above, into cash and, with respect to the residual amount, the same type of consideration received by common stock holders immediately following one of these types of events (the “reference property”). Throughout this section (“—Conversion of Notes”), if the common stock has been replaced by reference property in connection with a fundamental change or transforming transaction, references to the common stock are intended to refer to such reference property.

In the event that holders of our common stock have the opportunity to elect the form of consideration to be received in any transaction described in the preceding paragraph, we will make adequate provision so that the holders of the notes, treated as a single class, have the timely opportunity to determine the composition of the consideration that will replace any common stock that would otherwise be deliverable upon conversion of the notes. This replacement consideration will be based on the blended, weighted average of elections made by holders of the notes and will be subject to any limitations applicable to all holders of our common stock (such as pro rata reductions made to any portion of the consideration payable). The determination of the replacement consideration will apply to all of the notes and we will notify the trustee of the composition of the replacement consideration promptly after it is determined.

We are permitted (subject to the rules of any stock exchange on which the common stock is then listed) to reduce the conversion price of the notes by any amount for a period of at least 20 business days if our Board of Directors determines that such reduction would be in our best interest. We are required to give at least 15 days’ prior notice of any reduction in the conversion price. We may also reduce the conversion price to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

You may, in some circumstances, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. See “Material U.S. Federal Income Tax Considerations” below for a relevant discussion.

Notwithstanding anything in this section “—Conversion Price Adjustments” to the contrary, we will not be required to adjust the conversion price unless the adjustment would result in a change of at least 1% of the conversion price. However, we will carry forward any adjustments that are less than 1% of the conversion price and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon required purchases of the notes in connection with a fundamental change and five business days prior to the stated maturity of the notes. Except as stated above, the conversion price will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase our common stock or any such security.

Conversion Procedures

Holders may convert their notes only in denominations of $1,000 principal amount and integral multiples thereof. Delivery of our common stock and cash upon conversion in accordance with the terms of the notes will be deemed to satisfy our obligation to pay the principal amount of the notes.

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. A holder delivering a note for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder.

We will not issue fractional shares of common stock upon conversion of notes.

If the notes are subject to purchase by us at your option following a fundamental change, your right to convert the notes so subject to purchase will terminate at the close of business on the second trading day prior to the fundamental change purchase date or such earlier date as the notes are presented for purchase, unless we default in the payment of the purchase price, in which case your conversion right will terminate at the close of business on the date the default is cured and the notes are purchased. If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your purchase notice prior to the fundamental change purchase date, as described below under “—Purchase of Notes at Your Option Upon a Fundamental Change.” If your notes are submitted for purchase following a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m. (New York City time) on the business day before such purchase date.

Adjustment to Shares Delivered Upon Conversion Upon a Qualifying Fundamental Change

If a qualifying fundamental change occurs prior to maturity, upon the conversion of the notes as described above under “—Conversion of Notes—Conversion Upon Specified Corporate Transactions,” the conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the “additional shares”) as described below. We will notify holders of the anticipated effective date of such qualifying fundamental change and issue a press release as soon as practicable after we first determine the anticipated effective date of such qualifying fundamental change.

A “qualifying fundamental change” is (i) any “change in control” included in the first or second bullet of the definition of that term below under “—Purchase of Notes at Your Option Upon a Fundamental Change” and (ii) any “termination of trading” as defined below under “—Purchase of Notes at Your Option Upon a Fundamental Change.” A merger, consolidation, conveyance, sale, transfer or lease otherwise constituting a change in control will not constitute a qualifying fundamental change if at least 90% of the consideration paid for our common stock in that transaction, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on NASDAQ or another U.S. national securities exchange, or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.

The number of additional shares by which the conversion rate will be increased for conversions in connection with a qualifying fundamental change will be determined by reference to the table below, based on the date on which the qualifying fundamental change occurs or becomes effective, which we refer to as the effective date, and (1) the price paid per share of our common stock in the change in control, in the case of a qualifying fundamental change described in the second bullet of the definition of change in control, or (2) the average of the last reported sale prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of such other qualifying fundamental change, which we refer to as the stock price, in the case of any other qualifying fundamental change. If holders of our common stock receive only cash in the case of a qualifying fundamental change described in the second bullet under the definition of change in control, the stock price shall be the cash amount paid per share.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion price of the notes is adjusted as described under “—Conversion of Notes—Conversion Price Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion price as so adjusted and the denominator of which is the conversion price immediately prior to the adjustment giving rise to the stock price adjustment. The number of additional shares will be adjusted by the inverse of the adjustment factor applied to the conversion price as set forth under—Conversion of Notes—Conversion Price Adjustments” above.

The following table sets forth the increase in the conversion rate, expressed as a number of additional shares to be received per $1,000 principal amount of notes.

	Stock Price
Effective Date	$5.54	$6	$7	$8	$9	$10	$11	$12	$13	$14	$15	$20	$25	$30	$35
June 27, 2007	23.54	23.54	19.07	13.89	10.38	7.92	6.16	4.85	3.87	3.12	2.54	0.97	0.37	0.12	0.00
June 15, 2008	23.54	23.54	18.70	13.26	9.66	7.20	5.47	4.22	3.30	2.61	2.08	0.73	0.26	0.06	0.00
June 15, 2009	23.54	23.54	17.68	12.03	8.42	6.03	4.41	3.29	2.49	1.91	1.48	0.46	0.13	0.01	0.00
June 15, 2010	23.54	23.54	15.61	9.86	6.41	4.27	2.92	2.04	1.46	1.07	0.79	0.21	0.04	0.00	0.00
June 15, 2011	23.54	21.92	11.39	5.96	3.16	1.72	0.98	0.58	0.37	0.24	0.17	0.04	0.00	0.00	0.00
June 15, 2012	23.54	9.71	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The stock prices and additional share amounts set forth above are based upon a common share closing sale price of $5.54 on June 21, 2007, and an initial conversion price of $6.371.

Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate by more than 23.54 shares per $1,000 principal amount of notes pursuant to the events described in this section, though we will adjust such number of shares for the same events for which we must adjust the conversion price as described under “—Conversion of Notes—Conversion Price Adjustments” above, by the inverse of the adjustment factor applied to the conversion price under that section.

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•                   between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•                   in excess of $35.00 per share (subject to adjustment), no increase in the conversion rate will be made; and

•                   less than $5.54 per share (subject to adjustment), no increase in the conversion rate will be made.

Because we cannot calculate and deliver the additional conversion consideration due solely as a result of an increase in the conversion rate resulting from a given qualifying fundamental change until after the effective date of that qualifying fundamental change has occurred, we will not deliver such additional conversion consideration until after the effective date of the qualifying fundamental change it relates to even if the settlement date in respect of other conversion consideration occurs earlier. As a result, you may receive conversion consideration in two payments rather than one.

If you surrender a note for conversion in connection with a qualifying fundamental change we have announced, but the qualifying fundamental change is not consummated, then you will not be entitled to the increased conversion rate referred to above in connection with the conversion.

Purchase of Notes at Your Option Upon a Fundamental Change

If a fundamental change occurs, you will have the option to require us to purchase for cash all or any part of your notes on the day that is 30 business days after the occurrence of such fundamental change, referred to as the “fundamental change purchase date,” at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, payable in cash. Notes submitted for purchase must be in integral multiples of $1,000 principal amount.

We will mail to the trustee and to each holder a written notice of the fundamental change within 10 business days after the occurrence of such fundamental change. This notice shall state certain specified information, including:

•              information about, and the terms and conditions of, the fundamental change, including the amount of additional shares that are deliverable, if any;

•              information about the holders’ right to convert the notes;

•              information about the holders’ right to require us to purchase the notes;

•              the fundamental change purchase date;

•              the procedures required for exercise of the purchase option upon the fundamental change; and

•              the name and address of the paying and conversion agents.

You must deliver written notice of your exercise of this purchase right to the paying agent during the period between the fundamental change notice and the close of business on the second trading day prior to the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent prior to the close of business on the second trading day prior to the fundamental change purchase date.

“fundamental change” means the occurrence of a change in control or a termination of trading.

A “change in control” will be deemed to have occurred if any of the following occurs:

•              any “person” or “group” is or becomes the “beneficial owner,” directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

•              we consolidate with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of our voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person;

•              a majority of the members of our board of directors are not continuing directors; or

•              the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of NovaMed (whether or not otherwise in compliance with the indenture).

However, notwithstanding the foregoing, holders of the notes will not have the right to require us to purchase any notes as a result of any transaction described in the second clause above, and we will not be required to deliver the fundamental change notice incidental thereto, if at least 90% of the consideration paid for our common stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in a merger, consolidation, conveyance, sale, transfer or lease otherwise constituting a change in control consists of shares of common stock traded on NASDAQ or another U.S. national securities exchange, or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.

For purposes of this change in control definition:

•              “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•              a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of our voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

•              “continuing directors” means, as of any date of determination, any member of our board of directors who

•       was a member of such board of directors on the date of the original issuance of the notes, or

•       was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election;

•              “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•              “unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

•              “voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

The term “all or substantially all” as used in the definition of change in control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

A “termination of trading” means that our common stock or other securities into which the notes are convertible are not approved for listing on NASDAQ and are not listed for trading on another U.S. national securities exchange.

In connection with any purchase of notes in the event of a fundamental change, we will in accordance with the indenture:

•              comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•              file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•              otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes upon a fundamental change.

No notes may be purchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the purchase date for such fundamental change.

This fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.

We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior or secured indebtedness, outstanding, or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior or secured indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. We may in the future incur debt that may contain provisions prohibiting purchase of the notes under some circumstances or expressly prohibit our purchase of the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance this debt. If we do not obtain any required consent, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, which could constitute an event of default under our senior indebtedness then outstanding, if any, and might constitute a default under the terms of our other indebtedness then outstanding, if any.

Events of Default

Each of the following will constitute an event of default under the indenture:

(1)           we fail to pay principal on any note when due;

(2)           we fail to pay the cash and shares of common stock (if any) owing upon conversion of any note (including any additional shares) within the time period required by the indenture;

(3)           we fail to pay any interest amounts on any note when due, whether or not prohibited by the provisions of the indenture described under “—Subordination” above, if such failure continues for 30 days;

(4)           we fail to perform any other covenant required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

(5)           we fail to pay the purchase price of any note when due;

(6)           we fail to provide timely notice of a fundamental change;

(7)           any indebtedness for money borrowed by us or one of our significant subsidiaries in an outstanding principal amount in excess of $5 million is not paid when due or is accelerated and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness;

(8)           we fail or any of our significant subsidiaries fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $5 million, if the judgments are not paid, discharged or stayed within 60 days; and

(9)           certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

If an event of default, other than an event of default described in clause (9) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (9) above occurs with respect to us, the principal amount of the notes will automatically become immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

Notwithstanding the foregoing, the sole remedy under the indenture for an event of default relating to the failure to comply with our reporting obligations to the trustee and the SEC, as set forth in the indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will, for 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes, commencing on the 60th day following the occurrence of such an event of default, at an annual rate equal to 0.50% of the aggregate principal amount of the notes to, and including, the 180th day thereafter (or, if applicable, the earlier date on which the event of default relating to the reporting obligations is cured or waived). Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. If the event of default is continuing on the 180th day after an event of default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default. References to interest on the notes in this prospectus supplement are, except as otherwise required by the context, intended to refer to any additional interest as well as to regular interest.

Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•              the holder has previously given the trustee written notice of a continuing event of default;

•              the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•              the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest amounts on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

•              we fail to pay principal or any interest amounts on any note when due;

•              we fail to pay the cash and shares of common stock (if any) owing upon conversion of any note (including any additional shares) within the time period required by the indenture; or

•              we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not NovaMed, to the officers’ knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

We and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

•              change the stated maturity of the principal of, or any interest amounts on, the notes;

•              reduce the principal amount of or interest amounts on the notes;

•              reduce the amount of principal payable upon acceleration of the maturity of the notes;

•              change the currency of payment of principal of or interest amounts on, the notes;

•              impair the right to institute suit for the enforcement of any payment on, or with respect to, the notes;

•              modify the provisions with respect to the purchase rights of the holders as described above under ‘‘—Purchase of Notes at Your Option Upon a Fundamental Change” in a manner adverse to holders of notes;

•              adversely affect the right of holders to convert notes;

•              reduce the percentage in principal amount of outstanding notes required for modification or amendment of the indenture;

•              modify any of the subordination provisions of the indenture in a manner adverse to the holders of notes;

•              reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•              modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of notes.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the note holders to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any note holder; provided that any amendment or supplement to cure any ambiguity or correct any defective or inconsistent provision contained in the indenture or notes that is made solely to conform the provisions of the indenture and notes to the description of the indenture and the notes contained in this prospectus will be deemed not to adversely affect the rights of any note holder.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person in a transaction in which we are not the surviving person or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

•              the successor person, if any, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the notes and under the indenture;

•              immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•              other conditions specified in the indenture are met.

Satisfaction and Discharge

We may discharge certain of our obligations under the indenture while notes remain outstanding if all outstanding notes have or will become due and payable at their scheduled maturity within one year and we have deposited with the trustee an amount sufficient to pay and discharge all such outstanding notes on the date of their scheduled maturity; provided, however, that the foregoing will not discharge our obligation to effect conversion, registration of transfer or exchange of notes in accordance with the terms of the indenture.

Transfer and Exchange

We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

•              vary or terminate the appointment of the security registrar, paying agent or conversion agent;

•              appoint additional paying agents or conversion agents; or

•              approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.

Replacement of Notes

We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Calculations in Respect of the Notes

We will be responsible for making many of the calculations called for under the notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock in the absence of reported or quoted prices and adjustments to the conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

LaSalle Bank National Association has agreed to serve as the trustee under the indenture.

The holders of a majority in principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for The Depository Trust Company and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive, fully registered, certificated form, referred to as “certificated securities,” will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•     a limited purpose trust company organized under the laws of the State of New York;

•     a member of the Federal Reserve System;

•     a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•     a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC, referred to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the underwriter, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that, pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the underwriter. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of and any interest amounts on, the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, or any interest amounts on, the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

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FIRST AMENDMENT TO BORROWER PLEDGE AGREEMENT

THIS FIRST AMENDMENT TO BORROWER PLEDGE AGREEMENT (this “Amendment”), dated as of June 20, 2007, made by NOVAMED, INC., a Delaware corporation (the “Pledgor”), in favor of NATIONAL CITY BANK, as agent (in such capacity, the “Agent”) for each of the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Pledgor and Agent are party to that certain Borrower Pledge Agreement dated as of June 28, 2000 (as amended, restated or otherwise modified, the “Pledge Agreement”); and

WHEREAS, Pledgor and the Agent wish to amend the Pledge Agreement on the terms and conditions set forth below.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

(1)           Definitions.  Capitalized terms used but not defined herein are used as defined in the Pledge Agreement.

(2)           Amendments to Pledge Agreement.

(a)           The definitions of “General Intangibles”, “Pledged Entity”, “Pledged Share Issuer” and “Pledged Shares”  where such terms are defined in the Pledge Agreement shall be revised to read as follows:

“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 by and among Borrower, National City Bank, as Agent and the Lenders party thereto (as amended, restated, or otherwise modified).

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States, any State of the United States or the District of Columbia.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102 of the UCC and, in any event, including with respect to Pledgor, all contracts,

agreements, instruments and indentures in any form, and portions thereof, to which Pledgor is a party or under which Pledgor has any right, title or interest or to which Pledgor or any property of Pledgor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Pledgor to damages arising thereunder and (c) all rights of Pledgor to perform and to exercise all remedies thereunder.

“Pledged Entity” means each entity described in Part A of Schedule I to the Pledge Agreement as such Schedule may be updated from time to time and shall include the issuer of any Pledged Shares.

“Pledged Share Issuer” means any Pledged Entity or other issuer of any Pledged Shares.

“Pledged Shares” means the equity interests owned by Pledgor in each of its Subsidiaries, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, Pledgor while this Pledge Agreement is in effect; provided that in no event shall more than 65% of the total outstanding equity interests of any Foreign Subsidiary constitute Pledged Equity.

(b)           Section 3.1.3. of the Pledge Agreement is hereby amended by adding the following language immediately at the end thereof “owned by Pledgor”.

(c)           Schedule II to the Pledge Agreement is hereby deleted in its entirety and replaced with the Schedule II attached hereto as Annex A to this Amendment.

3.             Representations and Warranties.  To induce the Agent to execute this Amendment, the Pledgor represents and warrants to the Agent as follows:

(A)          The Pledgor is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

(B)           The execution, delivery and performance by the Pledgor of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the certificate of incorporation, by-laws or other organizational documents of the Pledgor or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Pledgor or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of the Pledgor (other than Liens in favor of the Agent).

(C)           This Amendment is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject to bankruptcy, insolvency

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and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.

(D)          The representations and warranties in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(E)           After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

4.             Affirmation.  Except as expressly amended hereby, the Pledge Agreement and the other Loan Documents are and shall continue in full force and effect and the Pledgor hereby fully ratifies and affirms each Loan Document to which it is a party.  Reference in any of this Amendment, the Pledge Agreement or any other Loan Document to the Pledge Agreement shall be a reference to the Pledge Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.  This Amendment shall constitute a Loan Document for purposes of the Pledge Agreement and the other Loan Documents.

5.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.

6.             Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7.             Conditions to Amendment.  This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Agent:

(A)          Amendment.  The Pledgor shall have executed and delivered to the Agent this Amendment.

(B)           Authorization.  The Pledgor shall have delivered to the Agent such documents and instruments (including incumbency certificate and resolutions for the Pledgor) as the Agent may require to demonstrate authorization by the Pledgor to execute and deliver this Amendment.

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(C)           Other.  The Agent shall have received such other documents as the Agent may reasonably request.

The date upon which such events have occurred is the “Effective Date.”

8.             Further Assurances.  The Pledgor agrees to execute and deliver in form and substance satisfactory to the Agent such further documents, instruments, amendments, financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Pledge Agreement and the other Loan Documents, as amended hereby.

9.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

10.           Conflict with Credit Agreement.  In the event of any conflict between this Amendment and the terms of the Credit Agreement, the terms of the Credit Agreement will be deemed to control.

[signature page follows]

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The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

NOVAMED, INC.

By:	/s/ Scott T. Macomber
Its:	Executive Vice President and Chief Financial Officer

NATIONAL CITY BANK, as Agent

By:	/s/ James M. Kershner
Its:	Vice President

ANNEX A TO PLEDGE AGREEMENT AMENDMENT

SCHEDULE II

ACKNOWLEDGMENT OF SECURITY INTEREST

[NAME OF PLEDGED ENTITY] (the “Company”) hereby acknowledges receipt of a copy of the assignment by NOVAMED, INC. (the “Pledgor”) of its interest under the [TITLE OF AGREEMENT] (the “Agreement”) pursuant to the terms of the Pledge Agreement, dated as of  June 28, 2000 (as amended, restated or otherwise modified from time to time the “Pledge Agreement”), among the Pledgor and National City Bank of Michigan/Illinois,  as Agent.

The undersigned hereby further confirms the registration of the Pledgor’s pledge of its interest in the Company to the Agent on the Company’s books.

The Company agrees that at any time prior to the Maturity Date (as defined in the Pledge Agreement), it will not take or approve any action in furtherance of deeming the interests of the Company to be an uncertificated  “security” within the meaning of § 8-103(c) of the UCC (as defined in the Pledge Agreement) and that its membership or partnership interest shall at all times be general intangibles under the UCC.

Dated:	[NAME OF PLEDGED ENTITY]

By:
Title:

FIRST AMENDMENT TO BORROWER SECURITY AGREEMENT

THIS FIRST AMENDMENT TO BORROWER SECURITY AGREEMENT (“Amendment”) is made as of June 20, 2007 by and between NOVAMED, INC., a Delaware corporation (the “Borrower” and “Grantor”) and NATIONAL CITY BANK (the “Agent”).

RECITALS

A.            The Borrower and the Agent are parties to that certain Security Agreement dated as of June 28, 2000 (as heretofore amended, the “Security Agreement”); and

B.            The Borrower and the Agent wish to amend the Security Agreement on the terms and conditions set forth below.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein are used as defined in the Security Agreement.

2.             Amendments to Security Agreement.

(a)           Section 1.1 of the Security Agreement is hereby deleted and replaced with the following new Section 1.1:

“SECTION 1.1 Certain Terms.  The following terms (whether or not underscord) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof:

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)           When used herein the following terms shall have the following meanings:

Assigned Agreements means any purchase agreement or similar agreement entered into by Grantor or any Wholly-Owned Subsidiary of Grantor in connection with a Permitted Acquisition.

Credit Agreement means that certain Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 by and among Borrower, National City Bank, as Agent and the Lenders party thereto (as amended, restated, or otherwise modified).

Collateral means (a) all of the personal property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest, including all of Grantor’s Accounts, Chattel Paper (including Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing and (d) all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that the Collateral shall not include the Excluded Property.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to Grantor, shall refer to Grantor’s Collateral or the relevant part thereof.

Copyrights and Copyright Collateral means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Licenses means all written agreements naming Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

Excluded Property means, with respect to Grantor, (a) ”intent-to-use” Trademarks until such time as Grantor begins to use such Trademarks, and (b) any item of General Intangibles that is now or hereafter held by Grantor but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term or is subject to a rule of law, statute or regulation (including Medicare Regulations and Medicaid Regulations) that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than Grantor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, however, that (x) Excluded Property shall not include, any Proceeds of any item of General Intangibles, and (y) any item of General Intangibles that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.

Fixtures means all of the following, whether now owned or hereafter acquired by Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

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Foreign Subsidiary means any Subsidiary organized under the laws of a jurisdiction other than the United States, any State of the United States or the District of Columbia.

General Intangibles means all “general intangibles” as such term is defined in Section 9-102 of the UCC and, in any event, including with respect to Grantor, all contracts (including all Assigned Agreements and Seller Undertakings), agreements, instruments and indentures in any form, and portions thereof, to which Grantor is a party or under which Grantor has any right, title or interest or to which Grantor or any property of Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Grantor to damages arising thereunder and (c) all rights of Grantor to perform and to exercise all remedies thereunder.

Identified Claims means the Commercial Tort Claims described on Schedule 7 as such schedule may be supplemented from time to time.

Intellectual Property and Intellectual Property Collateral means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Intercompany Note means any promissory note evidencing loans made by Grantor to any Subsidiary of Grantor or from any Subsidiary of Grantor to Grantor.

Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC (other than the equity interest of any Foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

Issuers means the collective reference to each issuer of any Investment Property.

Paid in Full means (a) the payment in full in cash and performance of all Secured Obligations, (b) the termination of all Commitments and (c) either (i) the cancellation and return to Agent of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with the Credit Agreement.

Patents and Patent Collateral means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith,  (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

Patent Licenses means all agreements, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

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Pledged Equity means the equity interests owned by Grantor in each of its Subsidiaries, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding equity interests of any Foreign Subsidiary constitute Pledged Equity.

Pledged Notes means all Intercompany Notes at any time issued to Grantor and all other promissory notes issued to or held by Grantor.

Proceeds means all “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

Secured Obligations means all Obligations as defined in the Credit Agreement and shall include all Obligations of any other Loan Party under the Loan Documents.

Security Agreement is defined in the preamble.

Seller Undertakings means, collectively, all representations, warranties, covenants and agreements in favor of Grantor, and all indemnifications for the benefit of Grantor relating thereto, pursuant to the Assigned Agreements.

Trademarks and Trademark Collateral means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark.

U.C.C. or UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

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(b)           Section 2.1 of the Security Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following new Section 2.1

“SECTION 2.1 Grant of Security  Grantor hereby assigns and transfers to Agent, and hereby grants to Agent, for the ratable benefit of Lenders and (to the extent provided herein) their Affiliates, a security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.”

(c)           Section 2.2 of the Security Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following new Section 2.2:

“SECTION 2.2       Security for Obligations.  This Security Agreement secures the payment of all Secured Obligations of the Grantor now or hereafter existing under the Credit Agreement, the Notes, the Letters of Credit  and each other Loan Document to which the Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of the Grantor now or hereafter existing under this Security Agreement and each other Loan Document to which it is or may become a party.”

(d)           A new Section 2.5 is hereby added to the Security Agreement to read as follows:

“SECTION 2.5  Commercial Tort Claims.  If Grantor shall at any time acquire any Commercial Tort Claim in excess of $50,000, Grantor shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent.  Grantor shall be deemed to thereby grant to Agent (and Grantor hereby grants to Agent) a security interest in such Commercial Tort Claim and all proceeds thereof.”

3.             Representations and Warranties.  To induce the Agent to execute this Amendment, the Borrower represents and warrants to the Agent as follows:

(a)           The Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

(b)           The execution, delivery and performance by the Borrower of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the certificate of incorporation, by-laws or other organizational documents of the Borrower or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Agent).

(c)           This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.

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(d)           The representations and warranties in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(e)           After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

4.             Affirmation.  Except as expressly amended hereby, the Security Agreement and the other Loan Documents are and shall continue in full force and effect and the Borrower hereby fully ratifies and affirms each Loan Document to which it is a party.  Reference in any of this Amendment, the Security Agreement or any other Loan Document to the Security Agreement shall be a reference to the Security Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.  This Amendment shall constitute a Loan Document for purposes of the Security Agreement and the other Loan Documents.

5.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.

6.             Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7.             Conditions to Amendment.  This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Agent:

(a)           Amendment.  The Borrower shall have executed and delivered to the Agent this Amendment.

(b)           Authorization.  The Borrower shall have delivered to the Agent such documents and instruments (including incumbency certificate and resolutions for the Borrower) as the Agent may require to demonstrate authorization by the Borrower to execute and deliver this Amendment.

(c)           Other.  The Agent shall have received such other documents as the Agent may reasonably request.

The date upon which such events have occurred is the “Effective Date.”

8.             Further Assurances.  The Borrower agrees to execute and deliver in form and substance satisfactory to the Agent such further documents, instruments, amendments, financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Security Agreement and the other Loan Documents, as amended hereby.

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9.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

10.           Conflict with Credit Agreement.  In the event of any conflict between this Amendment and the terms of the Credit Agreement, the terms of the Credit Agreement will be deemed to control.

[signature page follows]

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The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

NOVAMED, INC.

By:	/s/ SCOTT T. MACOMBER
Its:	Executive Vice President and Chief Financial Officer

NATIONAL CITY BANK, as Agent

By:	/s/ JAMES M. KERSHNER
Its:	Vice President

FIRST AMENDMENT TO GUARANTOR PLEDGE AGREEMENT

THIS FIRST AMENDMENT TO GUARANTOR PLEDGE AGREEMENT (this “Amendment”), dated as of June 20, 2007, made by each of the Pledgors signatory hereto (each a “Pledgor” and collectively, the “Pledgors”) in favor of NATIONAL CITY BANK, as agent (in such capacity, the “Agent”) for each of the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Pledgors and Agent are party to that certain Borrower Pledge Agreement dated as of June 28, 2000 (as amended, restated or otherwise modified, the “Pledge Agreement”); and

WHEREAS, the Pledgors and the Agent wish to amend the Pledge Agreement on the terms and conditions set forth below.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

(1)           Definitions.  Capitalized terms used but not defined herein are used as defined in the Pledge Agreement.

(2)           Amendments to Pledge Agreement.

(a)           The definitions of “General Intangibles”, “Pledged Entity”, “Pledged Share Issuer” and “Pledged Shares”  where such terms are defined in the Pledge Agreement shall be revised to read as follows:

“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 by and among Borrower, National City Bank, as Agent and the Lenders party thereto (as amended, restated, or otherwise modified).

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States, any State of the United States or the District of Columbia.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102 of the UCC and, in any event, including with respect to a Pledgor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Pledgor is a party or under which such Pledgor has any right, title or interest or to which such Pledgor or any property of such Pledgor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Pledgor to damages arising thereunder and (c) all rights of such Pledgor to perform and to exercise all remedies thereunder.

“Pledged Entity” means each entity described in Part A of Schedule I to the Pledge Agreement as such Schedule may be updated from time to time and shall include the issuer of any Pledged Shares.

“Pledged Share Issuer” means any Pledged Entity or other issuer of any Pledged Shares.

“Pledged Shares” means the equity interests owned by a Pledgor in each of its Subsidiaries, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, such Pledgor while this Pledge Agreement is in effect; provided that in no event shall more than 65% of the total outstanding equity interests of any Foreign Subsidiary constitute Pledged Equity.

(b)           Section 3.1.3. of the Pledge Agreement is hereby amended by adding the following language immediately at the end thereof “owned by the relevant Pledgor”.

(c)           Schedule II to the Pledge Agreement is hereby deleted in its entirety and replaced with the Schedule II attached hereto as Annex A to this Amendment.

3.             Representations and Warranties.  To induce the Agent to execute this Amendment, each Pledgor represents and warrants to the Agent as follows:

(A)          Such Pledgor is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

(B)           The execution, delivery and performance by such Pledgor of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the certificate of incorporation, by-laws or other organizational documents of such Pledgor or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Pledgor or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of such Pledgor (other than Liens in favor of the Agent).

(C)           This Amendment is the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, subject to bankruptcy, insolvency

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and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.

(D)          The representations and warranties in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(E)           After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

4.             Affirmation.  Except as expressly amended hereby, the Pledge Agreement and the other Loan Documents are and shall continue in full force and effect and each Pledgor hereby fully ratifies and affirms each Loan Document to which it is a party.  Reference in any of this Amendment, the Pledge Agreement or any other Loan Document to the Pledge Agreement shall be a reference to the Pledge Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.  This Amendment shall constitute a Loan Document for purposes of the Pledge Agreement and the other Loan Documents.

5.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.

6.             Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7.             Conditions to Amendment.  This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Agent:

(A)          Amendment.  Each Pledgor shall have executed and delivered to the Agent this Amendment.

(B)           Authorization.  Each Pledgor shall have delivered to the Agent such documents and instruments (including incumbency certificate and resolutions for such Pledgor) as the Agent may require to demonstrate authorization by such Pledgor to execute and deliver this Amendment.

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(C)           Other.  The Agent shall have received such other documents as the Agent may reasonably request.

The date upon which such events have occurred is the “Effective Date.”

8.             Further Assurances.  Each Pledgor agrees to execute and deliver in form and substance satisfactory to the Agent such further documents, instruments, amendments, financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Pledge Agreement and the other Loan Documents, as amended hereby.

9.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

10.           Conflict with Credit Agreement.  In the event of any conflict between this Amendment and the terms of the Credit Agreement, the terms of the Credit Agreement will be deemed to control.

[signature page follows]

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The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

NOVAMED MANAGEMENT OF KANSAS CITY, INC.

PATIENT EDUCATION CONCEPTS, INC.

BLUE RIDGE NOVAMED, INC.

NOVAMED EYE SURGERY AND LASER

CENTER OF ST. JOSEPH, INC.

NOVAMED MANAGEMENT SERVICES, LLC

NOVAMED EYE SURGERY CENTER OF

NORTH COUNTY, LLC

NOVAMED EYECARE RESEARCH, INC.

NMGK, INC.

NOVAMED OF LOUISVILLE, INC.

MIDWEST UNCUTS, INC.

NMLO, INC.

NMI, INC.

NOVAMED EYE SURGERY CENTER OF

CINCINNATI, L.L.C.

NOVAMED ACQUISITION COMPANY, INC.

NOVAMED OF TEXAS, INC.

NOVAMED ALLIANCE, INC.

NOVAMED OF WISCONSIN, INC.
NOVAMED OF DALLAS, INC.
NOVAMED OF SAN ANTONIO, INC.
NOVAMED OF LAREDO, INC.

By	/s/ SCOTT T. MACOMBER
Title: Scott T. Macomber, Executive Vice
President and Chief Financial Officer

NATIONAL CITY BANK, as Agent

By:	/s/ JAMES M. KERSHNER
Its:	Vice President

ANNEX A TO PLEDGE AGREEMENT AMENDMENT

SCHEDULE II

ACKNOWLEDGMENT OF SECURITY INTEREST

[NAME OF PLEDGED ENTITY] (the “Company”) hereby acknowledges receipt of a copy of the assignment by                      (the “Pledgor”) of its interest under the [TITLE OF AGREEMENT] (the “Agreement”) pursuant to the terms of the Pledge Agreement, dated as of June 28, 2000 (as amended, restated or otherwise modified from time to time the “Pledge Agreement”), among the Pledgor, certain other persons and National City Bank of Michigan/Illinois,  as Agent.

The undersigned hereby further confirms the registration of the Pledgor’s pledge of its interest in the Company to the Agent on the Company’s books.

The Company agrees that at any time prior to the Maturity Date (as defined in the Pledge Agreement), it will not take or approve any action in furtherance of deeming the interests of the Company to be an uncertificated “security” within the meaning of § 8-103(c) of the UCC (as defined in the Pledge Agreement) and that its membership or partnership interest shall at all times be general intangibles under the UCC.

Dated:	[NAME OF PLEDGED ENTITY]

By:
Title:

FIRST AMENDMENT TO GUARANTOR SECURITY AGREEMENT

THIS FIRST AMENDMENT TO GUARANTOR SECURITY AGREEMENT (“Amendment”) is made as of June 20, 2007 by and between each of the Grantors listed on the signature page hereto each a “Grantor” and, collectively, the “Grantors”) and NATIONAL CITY BANK (the “Agent”).

RECITALS

A.            The Grantors and the Agent are parties to that certain Guarantor Security Agreement dated as of June 28, 2000 (as heretofore amended, the “Security Agreement”); and

B.            The Grantors and the Agent wish to amend the Security Agreement on the terms and conditions set forth below.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein are used as defined in the Security Agreement.

2.             Amendments to Security Agreement.

(a)           Section 1.1 of the Security Agreement is hereby deleted and replaced with the following new Section 1.1:

“SECTION 1.1 Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof:

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)           When used herein the following terms shall have the following meanings:

Assigned Agreements means any purchase agreement or similar agreement entered into by any Grantor in connection with a Permitted Acquisition.

Credit Agreement means that certain Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 by and among Borrower, National City Bank, as Agent and the Lenders party thereto (as amended, restated, or otherwise modified).

Collateral means (a) all of the personal property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest, including all of Grantor’s Accounts, Chattel Paper (including Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing and (d) all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that the Collateral shall not include the Excluded Property.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Copyrights and Copyright Collateral means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Licenses means all written agreements naming a Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

Excluded Property means, with respect to any Grantor, (a) ”intent-to-use” Trademarks until such time as such Grantor begins to use such Trademarks, and (b) any item of General Intangibles that is now or hereafter held by a Grantor but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term or is subject to a rule of law, statute or regulation (including Medicare Regulations and Medicaid Regulations) that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, however, that (x) Excluded Property shall not include, any Proceeds of any item of General Intangibles, and (y) any item of General Intangibles that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.

Fixtures means all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

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Foreign Subsidiary means any Subsidiary organized under the laws of a jurisdiction other than the United States, any State of the United States or the District of Columbia.

General Intangibles means all “general intangibles” as such term is defined in Section 9-102 of the UCC and, in any event, including with respect to any Grantor, all contracts (including all Assigned Agreements and Seller Undertakings), agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

Identified Claims means the Commercial Tort Claims disclosed by any Grantor to Agent from time to time.

Intellectual Property and Intellectual Property Collateral means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Intercompany Note means any promissory note evidencing loans made by a Grantor to any Subsidiary of such Grantor or from any Subsidiary of Grantor to Grantor.

Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC (other than the equity interest of any Foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

Issuers means the collective reference to each issuer of any Investment Property.

Patents and Patent Collateral means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith,  (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

Patent Licenses means all agreements, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

Pledged Equity means the equity interests owned by a Grantor in each of its Subsidiaries, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, such

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Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding equity interests of any Foreign Subsidiary constitute Pledged Equity.

Pledged Notes means all Intercompany Notes at any time issued to a Grantor and all other promissory notes issued to or held by such Grantor.

Proceeds means all “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

Secured Obligations means all Obligations as defined in the Credit Agreement and shall include all Obligations of any other Loan Party under the Loan Documents.

Security Agreement is defined in the preamble.

Seller Undertakings means, collectively, all representations, warranties, covenants and agreements in favor of a Grantor, and all indemnifications for the benefit of a Grantor relating thereto, pursuant to the Assigned Agreements.

Trademarks and Trademark Collateral means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark.

U.C.C. or UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

(b)           Section 2.1 of the Security Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following new Section 2.1:

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“SECTION 2.1 Grant of Security Each Grantor hereby assigns and transfers to Agent, and hereby grants to Agent, for the ratable benefit of Lenders and (to the extent provided herein) their Affiliates, a security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.”

(c)           Section 2.2 of the Security Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following new Section 2.2:

“SECTION 2.2       Security for Obligations.  This Security Agreement secures the payment of all Secured Obligations of each Grantor now or hereafter existing under the Credit Agreement, the Notes, the Letters of Credit and each other Loan Document to which such Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of such Grantor now or hereafter existing under this Security Agreement and each other Loan Document to which it is or may become a party.”

(d)           A new Section 2.5 is hereby added to the Security Agreement to read as follows:

“SECTION 2.5  Commercial Tort Claims.  If Grantor any shall at any time acquire any Commercial Tort Claim in excess of $50,000, Grantor shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent.  Such Grantor shall be deemed to thereby grant to Agent (and Grantor hereby grants to Agent) a security interest in such Commercial Tort Claim and all proceeds thereof.”

3.             Representations and Warranties.  To induce the Agent to execute this Amendment, each Grantor represents and warrants to the Agent as follows:

(a)           Such Grantor is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

(b)           The execution, delivery and performance by such Grantor of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the certificate of incorporation, by-laws or other organizational documents of such Grantor or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Grantor or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of such Grantor (other than Liens in favor of the Agent).

(c)           This Amendment is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.

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(d)           The representations and warranties in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(e)           After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

4.             Affirmation.  Except as expressly amended hereby, the Security Agreement and the other Loan Documents are and shall continue in full force and effect and each Grantor hereby fully ratifies and affirms each Loan Document to which it is a party.  Reference in any of this Amendment, the Security Agreement or any other Loan Document to the Security Agreement shall be a reference to the Security Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.  This Amendment shall constitute a Loan Document for purposes of the Security Agreement and the other Loan Documents.

5.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.

6.             Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7.             Conditions to Amendment.  This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Agent:

(a)           Amendment.  Each Grantor shall have executed and delivered to the Agent this Amendment.

(b)           Authorization.  Each Grantor shall have delivered to the Agent such documents and instruments (including incumbency certificate and resolutions for such Grantor) as the Agent may require to demonstrate authorization by such Grantor to execute and deliver this Amendment.

(c)           Other.  The Agent shall have received such other documents as the Agent may reasonably request.

The date upon which such events have occurred is the “Effective Date.”

8.             Further Assurances.  Each Grantor agrees to execute and deliver in form and substance satisfactory to the Agent such further documents, instruments, amendments, financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Security Agreement and the other Loan Documents, as amended hereby.

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9.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

10.           Conflict with Credit Agreement.  In the event of any conflict between this Amendment and the terms of the Credit Agreement, the terms of the Credit Agreement will be deemed to control.

[signature page follows]

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The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

NOVAMED MANAGEMENT OF KANSAS CITY, INC.

PATIENT EDUCATION CONCEPTS, INC.

BLUE RIDGE NOVAMED, INC.

NOVAMED EYE SURGERY AND LASER

CENTER OF ST. JOSEPH, INC.

NOVAMED MANAGEMENT SERVICES, LLC

NOVAMED EYE SURGERY CENTER OF

NORTH COUNTY, LLC

NOVAMED EYECARE RESEARCH, INC.

NMGK, INC.

NOVAMED OF LOUISVILLE, INC.

MIDWEST UNCUTS, INC.

NMLO, INC.

NMI, INC.

NOVAMED EYE SURGERY CENTER OF

CINCINNATI, L.L.C.

NOVAMED ACQUISITION COMPANY, INC.

NOVAMED OF TEXAS, INC.

NOVAMED ALLIANCE, INC.

NOVAMED OF WISCONSIN, INC.
NOVAMED OF DALLAS, INC.
NOVAMED OF SAN ANTONIO, INC.
NOVAMED OF LAREDO, INC.

By	/s/ SCOTT M. MACOMBER
Title: Scott T. Macomber, Executive Vice
President and Chief Financial Officer

NATIONAL CITY BANK, as Agent

By:	/s/ JAMES M. KERSHNER
Its:	Vice President